Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of August 24, 2007, by and among BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the Lenders (as defined below) party hereto, and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the several banks and other financial institutions party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 13, 2006 (as amended, supplemented and modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement as amended hereby), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and

WHEREAS, Buckeye Gas Storage LLC, a Delaware limited liability company and a Restricted Subsidiary of the Borrower (“BGS”), and certain other parties entered into a Purchase Agreement, dated as of July 24, 2007 (the “Purchase Agreement”), pursuant to which, among other things, BGS agreed to purchase the membership interests of Lodi Gas Storage, L.L.C., a Delaware limited liability company (“Lodi”); and

WHEREAS, the closing under the Purchase Agreement (the “Lodi Closing”) is subject to, among other things, the satisfaction of certain conditions set forth in the Purchase Agreement; and

WHEREAS, because Lodi and its Subsidiaries have incurred secured indebtedness that will not be paid off at the Lodi Closing, absent an amendment to, or waiver under, the Credit Agreement, the consummation of Lodi Closing would constitute an Event of Default under the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.      Amendments.

(a)     Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions of “BGS,” “Lodi”, “Lodi Closing” and “Second Amendment Closing Date” in the

appropriate alphabetical order and by replacing the definitions of “EBITDA,” “Fee Letters,” “Restricted Subsidiary”, and “Termination Date” in their entirety with the following:

“BGS” shall mean Buckeye Gas Storage LLC, a Delaware limited liability company and a Restricted Subsidiary of the Borrower.

“EBITDA” shall mean, for any Person for any period commencing before October 1, 2006, the sum of (i) Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period plus (ii) the following expenses or charges to the extent deducted from Consolidated Net Income for such period:  interest, taxes, depreciation, depletion, amortization and GP Incentive Compensation Payments plus (iii) with respect to the Borrower and its Consolidated Subsidiaries, Material Project EBITDA Adjustments, if any, of the Borrower and its Consolidated Subsidiaries.  EBITDA shall mean, for any Person for any period commencing on or after October 1, 2006, the sum of (i) Consolidated Net Income of such Person and its Consolidated Subsidiaries for such period plus (ii) the following expenses or charges to the extent deducted from Consolidated Net Income for such period:  interest, taxes, depreciation, depletion and amortization plus (iii) with respect to the Borrower and its Consolidated Subsidiaries, Material Project EBITDA Adjustments, if any, of the Borrower and its Consolidated Subsidiaries.  With respect to the Borrower, if during any period the Borrower or any Subsidiary acquires any Person and such acquired Person becomes a Restricted Subsidiary, or the Borrower or a Restricted Subsidiary acquires all or substantially all of the assets of any Person, the EBITDA attributable to such Person or assets for such period determined on a pro forma basis (as reasonably diligenced by  the Borrower) may be included in EBITDA for the calculation of the Funded Debt Ratio.  From and after the Lodi Closing, EBITDA shall include, as a positive amount, the amount, if any, by which the accounting expense associated with any ground lease obligations of Lodi and its Subsidiaries exceeds the cash expenditures payable with respect to such lease obligations.

“Fee Letters” shall mean (i) that certain letter agreement among SunTrust Capital Markets, Inc., SunTrust and the Borrower, dated August 1, 2007 and (ii) that certain letter agreement among Wachovia Capital Markets, Inc., Wachovia Bank, National Association and the Borrower, dated July __, 2007, in each case as the same may be amended or replaced from time to time, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection herewith.

“Lodi Closing” shall mean the consummation of the transactions contemplated by that certain Purchase Agreement dated as of July 24, 2007, among BGS and certain other parties, pursuant to which, among other things, BGS agreed to purchase all of the membership interests in Lodi.

“Lodi” shall mean Lodi Gas Storage, L.L.C., a Delaware limited liability company.

“Restricted Subsidiary” shall mean those Persons listed on Exhibit D-1 and any Subsidiary of the Borrower or of any Restricted Subsidiary that has not been designated by the Borrower, within 30 days after its creation or acquisition, as an Unrestricted Subsidiary.  The Borrower may thereafter redesignate an Unrestricted Subsidiary as a Restricted Subsidiary, and it will thereafter be a Restricted Subsidiary; provided, that such Restricted Subsidiary may not thereafter be redesignated as an Unrestricted Subsidiary, and provided, further, that no Subsidiary may be designated as an Unrestricted Subsidiary at any time other than within 30 days after its creation or acquisition.  Each Restricted Subsidiary (other than Laurel Pipe Line Company, L.P., WesPac Pipelines-Reno, LLC and BGS) in existence prior to the Second Amendment Closing Date shall have executed a Guaranty.  To qualify as a Restricted Subsidiary, each other Unrestricted Subsidiary designated by the Borrower as a Restricted Subsidiary shall be in a line of business as is permitted for the Borrower under the Borrower Partnership Agreement, and at the time such Subsidiary is designated as a Restricted Subsidiary no Default shall exist or result from such designation.

“Second Amendment Closing Date” shall mean August 24, 2007.

“Termination Date” shall mean shall mean the earlier to occur of (i) the fifth anniversary of the Second Amendment Closing Date, or, if the Borrower has requested an extension of the Termination Date pursuant to Section 2.11, the first anniversary of the then applicable Extension Effective Date, and (ii) the date that the Revolving Credit Commitments are terminated pursuant to Section 2.03(a) or 10.02; provided, however, that the Termination Date of any Lender that is a Declining Lender with respect to any requested extension pursuant to Section 2.11 shall be the earlier of (x) the Termination Date in effect immediately prior to such extension and (y) the date on which the Revolving Credit Commitments are terminated pursuant to Section 2.03(a) or 10.02.

(b) Section 2.03 of the Credit Agreement is hereby amended by replacing Subsection (c)(i) with the following Subsection (c)(i):

(i) So long as no Event of Default has occurred and is continuing both on the date of such request and on the effective date of such increase, from time to time after the Closing Date, Borrower may, upon at least 30 days’ written notice to the Agent, who shall promptly notify the Lenders, propose to increase the Aggregate Revolving Credit Commitment by an amount not to exceed $200,000,000 less the principal amounts of any commitments provided on the Closing Date in excess of $600,000,000 (the amount of any such increase, the “Additional Revolving Credit Commitment Amount”).  Each Lender shall have the right for a period of 15 days following receipt of such notice, to elect by written notice to the Borrower and the Agent to increase its Revolving Credit Commitment by a principal amount equal to or less than its Percentage Share of the Additional Revolving Credit Commitment Amount.  No Lender (or any successor thereto) shall have any obligation to increase its Revolving Credit Commitment or its other obligations under this Agreement and the other Loan Documents, and any decision by a

Lender to increase its Revolving Credit Commitment shall be made in its sole discretion independently from any other Lender.

(c)     Section 2.11 of the Credit Agreement is hereby amended by replacing the first sentence of such section in its entirety with the following sentence:

From time to time, but at least 45 days prior to the scheduled Termination Date then in effect, the Borrower may (but in no event more than once per calendar year or twice in the aggregate during the term of this Agreement), by written notice to the Agent, request that the scheduled Termination Date then in effect be extended for a twelve-month period, effective as of a date selected by the Borrower (the “Extension Effective Date”); the Extension Effective Date shall be at least 45 days, but not more than 60 days, after the date such extension request is received by the Agent (the “Extension Request Date”).

(d)    Sections 8.04, 8.10 and 9.19 of the Credit Agreement are hereby deleted in their entirety.

(e)     Section 9.01 of the Credit Agreement is hereby amended deleting the word “and” from the end of Subsection (g), by replacing Subsection (h) with the following Subsection (h) and by adding the following Subsection (i) to such Section:

(h) Other unsecured Debt of the Borrower and the Restricted Subsidiaries so long as at the time such Debt is incurred, and after giving pro forma effect to the incurrence and applications of the proceeds thereof, the Borrower shall be in pro forma compliance with the financial covenants contained in Section 9.12 and no Default or Event of Default shall have occurred and be continuing and provided that no Restricted Subsidiary which is not also a Guarantor shall incur third-party debt in excess of $25,000,000 in the aggregate; and

(i) From and after the Lodi Closing, Debt of Lodi and its Subsidiaries (the “Lodi Debt”); provided that such Debt will be repaid within 15 Business Days of the Lodi Closing.

(f)     Section 9.02 of the Credit Agreement is hereby amended deleting the word “and” from the end of Subsection (c), by removing the period and inserting the word “and” at the end of Subsection (d) and by adding the following Subsection (e) to such Section:

(e) Liens securing the Lodi Debt; provided that such Liens are terminated within 15 Business Days of the Lodi Closing.

(g) Section 9.12 of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

SECTION 9.12  Funded Debt Ratio.

The Borrower will not permit the Funded Debt Ratio as of the end of any fiscal quarter to be greater than 5.00 to 1.00 (the “Required Threshold”),

provided, however, that for a period of up to three consecutive quarters within any twelve-month period, the Funded Debt Ratio may exceed the Required Threshold for such period (an “Increased Funded Debt Ratio Period”) as a result of any acquisitions consummated by the Borrower or any Restricted Subsidiary during such Increased Funded Debt Ratio Period with an aggregate purchase price in excess of $25,000,000, but shall in no event exceed 5.50 to 1.00 during such Increased Funded Debt Ratio Period; provided, further, that no Increased Funded Debt Ratio Period shall occur sooner than two consecutive quarters after the end of any other Increased Funded Debt Ratio Period.

(h) Annex I of the Credit Agreement is hereby amended by replacing such Annex in its entirety with the Annex I attached hereto as Exhibit A.

(i) Exhibit D-1 of the Credit Agreement is hereby amended by replacing such Exhibit in its entirety with the Exhibit D-1 attached hereto as Exhibit B.

(j) Schedule 9.03 of the Credit Agreement is hereby amended by replacing such Schedule in its entirety with the Schedule 9.03 attached hereto as Exhibit C.

2.      Release from Guaranty.  Laurel Pipe Line Company, L.P. is hereby released from all Obligations, whether past, present or future, including its Contribution Obligation (as such term is defined in the Guaranty) under that certain Guaranty dated on or about January 30, 2007 (the “Laurel Guaranty”) by certain Subsidiaries of the Borrower in favor of the Administrative Agent for the Lenders.  The effective date of the release shall be the date on which this Second Amendment becomes effective.  Notwithstanding the foregoing release, Laurel Pipe Line Company, L.P. shall continue to be deemed to be a Restricted Subsidiary.

3.      Conditions to Effectiveness of this Second Amendment. Notwithstanding any other provision of this Second Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Second Amendment shall not become effective, and the Borrower shall have no rights under this Second Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with the preparation, execution and delivery of this Second Amendment, including all fees set forth in the Fee Letters on the dates and to the parties specified therein, and including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto, (ii) executed counterparts to this Second Amendment from the Borrower, the Guarantors and the Required Lenders as well as additional promissory notes, and other loan documents as the Administrative Agent may reasonably request, (iii) delivery of certified copies of organizational documents, including bylaws, authorizing resolutions of board of directors, and incumbency certificates for the Borrower, (iv) receipt of certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower in connection with the loan documents and (v) receipt of favorable opinion of counsel for the Borrower and each Guarantor.

4.      Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Second Amendment, each of the Borrower, the General Partner and the

Guarantors (collectively, the “Loan Parties”) hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)     The execution and delivery by such Loan Party of this Second Amendment and the performance of this Second Amendment and the Credit Agreement as amended hereby (i) are within such Loan Party’s power and authority; (ii) have been duly authorized by all necessary partnership, limited liability company, partner and/or member action; (iii) are not in contravention of any provision of such Loan Party’s certificate of formation, certificate of partnership, partnership agreement, operating agreement or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Loan Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;

(b)    This Second Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws of general application relating to or affecting creditors’ rights and general principles of equity; and

(c)     After giving effect to this Second Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the Second Amendment Closing Date.

5.      Reaffirmations and Acknowledgments.

Except with respect to the Laurel Guaranty which is being terminated as provided in Section 2 of this Second Amendment, each Guarantor consents to the execution and delivery by the Borrower of this Second Amendment and jointly and severally ratifies and confirms the terms of its Guaranty with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Except with respect to the Laurel Guaranty which is being terminated as provided in Section 2 of this Second Amendment, each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, its Guaranty (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Except as set forth in

Section 2 of this Second Amendment, nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranties.

6.      Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Second Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Second Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

7.      Governing Law.   This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

8.      No Novation.  This Second Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

9.      Counterparts.  This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Second Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.    Costs and Expenses.  The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Second Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

11.    Binding Nature.  This Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

12.    Entire Understanding.  This Second Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:	BUCKEYE PARTNERS, L.P.

	By:	Buckeye GP LLC, its general partner

	By:	/s/ VANCE POWERS
		Name:	Vance Powers
		Title:	Acting Chief Financial Officer

GUARANTORS: BUCKEYE PIPE LINE COMPANY,
L.P.

	By	MAINLINE L.P.
its General Partner

		By	MAINLINE GP, INC.
its General Partner

		By:	/s/ VANCE POWERS
			Name:	Vance Powers
			Title:	Acting Chief Financial Officer

BUCKEYE PIPE LINE HOLDINGS, L.P.

	By	MAINLINE L.P.
its General Partner

		By	MAINLINE GP, INC.
its General Partner

		By:	/s/ VANCE POWERS
			Name:	Vance Powers
			Title:	Acting Chief Financial Officer

BUCKEYE GULF COAST HOLDINGS I, LLC

		By:	/s/ VANCE POWERS
			Name:	Vance Powers
			Title:	Acting Chief Financial Officer

BUCKEYE GULF COAST HOLDINGS II, LLC

	By:	/s/ VANCE POWERS
		Name:	Vance Powers
		Title:	Acting Chief Financial Officer

BUCKEYE GULF COAST PIPE LINES, L.P.

By	BUCKEYE GULF COAST HOLDINGS I, LLC
its General Partner

	By:	/s/ VANCE POWERS
		Name:	Vance Powers
		Title:	Acting Chief Financial Officer

BUCKEYE TERMINALS, LLC

	By:	/s/ VANCE POWERS
		Name:	Vance Powers
		Title:	Acting Chief Financial Officer

NORCO PIPE LINE COMPANY, LLC

	By:	/s/ VANCE POWERS
		Name:	Vance Powers
		Title:	Acting Chief Financial Officer

EVERGLADES PIPE LINE COMPANY, L.P.

By	MAINLINE L.P.
its General Partner

	By	MAINLINE GP, INC.
its General Partner

	By:	/s/ VANCE POWERS
		Name:	Vance Powers
		Title:	Acting Chief Financial Officer

WOOD RIVER PIPE LINES LLC

		By:	/s/ VANCE POWERS
			Name:	Vance Powers
			Title:	Acting Chief Financial Officer

BUCKEYE PIPE LINE TRANSPORTATION LLC

		By:	/s/ VANCE POWERS
			Name:	Vance Powers
			Title:	Acting Chief Financial Officer

BUCKEYE TEXAS PIPE LINE COMPANY, L.P.

	By	BUCKEYE GULF COAST HOLDINGS I, LLC
its General Partner

		By:	/s/ VANCE POWERS
			Name:	Vance Powers
			Title:	Acting Chief Financial Officer

BUCKEYE NGL PIPE LINES LLC

		By:	/s/ VANCE POWERS
			Name:	Vance Powers
			Title:	Acting Chief Financial Officer

FERRYSBURG TERMINAL, LLC

		By:	/s/ VANCE POWERS
			Name:	Vance Powers
			Title:	Acting Chief Financial Officer

SOLELY FOR PURPOSES OF
SECTION 2 HEREOF:	LAUREL PIPE LINE COMPANY, L.P.

	By	MAINLINE L.P.
its General Partner

		By	MAINLINE GP, INC.
its General Partner

		By:	/s/ VANCE POWERS
			Name:	Vance Powers
			Title:	Acting Chief Financial Officer

LENDER, ISSUING BANK
AND AGENT:	SUNTRUST BANK

	By:	/s/ CARMEN MALIZIA
		Name:	Carmen Malizia
		Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ ADAM H. FEY
	Name:	Adam H. Fey
	Title:	Vice President

CITIBANK, N.A.

By:	/s/ TODD MOGIL
	Name:	Todd Mogil
	Title:	Attorney-in-Fact

BNP PARIBAS

By:	/s/ LARRY ROBINSON
	Name:	Larry Robinson
	Title:	Director

By:	/s/ GREGORY E. GEORGE
	Name:	Gregory E. George
	Title:	Managing Director

JPMORGAN CHASE BANK, N.A.

By:	/s/ TARA NARASIMAN
	Name:	Tara Narasiman
	Title:	Associate

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ PAUL PRITCHETT
	Name:	Paul Pritchett
	Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ RAINER MEIGR
	Name:	Rainer Meigr
	Title:	VP

By:	/s/ OLIVER SCHWARTZ
	Name:	Oliver Schwartz
	Title:	Director

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ PATRICIA J. DUNDEE
	Name:	Patricia J. Dundee
	Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD., HOUSTON AGENCY

By:	/s/ LINDA TERRY
	Name:	Linda Terry
	Title:	VP and Manager

MORGAN STANLEY BANK

By:	/s/ ELIZABETH HENDRICKS
	Name:	Elizabeth Hendricks
	Title:	Authorized Signatory

WELLS FARGO BANK, N.A.

By:	/s/ OLEG KOGAN
	Name:	Oleg Kogan
	Title:	Assistant Vice President

UBS LOAN FINANCE LLC

By:	/s/ IRJA R. OTSA
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ RICHARD L. TAVROW
	Name:	Richard L. Tavrow
	Title:	Director

MERRILL LYNCH BANK USA

By:	/s/ DAVE MILLET
	Name:	Dave Millet
	Title:	Vice President

WILLIAM STREET CREDIT CORPORATION

By:	/s/ MARK WALTON
	Name:	Mark Walton
	Title:	Assistant Vice President

LEHMAN BROTHERS BANK, FSB

By:	/s/ ERRINGTON HIBBERT
	Name:	Errington Hibbert
	Title:	Managing Director

EXHIBIT A

ANNEX I

5-YEAR CREDIT AGREEMENT

LIST OF PERCENTAGE SHARES AND REVOLVING CREDIT COMMITMENTS

AS OF CLOSING DATE

Name of Lender	Percentage Share	Revolving Credit Commitments
SunTrust Bank	10.0%	$60,000,000
Wachovia Bank, National Association	10.0%	$60,000,000
Bank of America, N.A.	8.0%	$48,000,000
Citibank, N.A.	8.0%	$48,000,000
JPMorgan Chase Bank, N.A.	8.0%	$48,000,000
BNP Paribas	8.0%	$48,000,000
Deutsche Bank AG, New York Branch	8.0%	$48,000,000
The Royal Bank of Scotland plc	8.0%	$48,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency	8.0%	$48,000,000
UBS Loan Finance LLC	6.0%	$36,000,000
Wells Fargo Bank, N.A.	6.0%	$36,000,000
Lehman Brothers Bank, FSB	3.3%	$20,000,000
Morgan Stanley Bank	3.3%	$20,000,000
William Street Credit Corporation	3.3%	$20,000,000
Merrill Lynch Bank USA	2.0%	$12,000,000
Total	100.0000000%	$600,000,000

EXHIBIT B

EXHIBIT D-1

RESTRICTED SUBSIDIARIES

AS OF THE DATE HEREOF

Buckeye Pipe Line Company, L.P.
Buckeye Pipe Line Holdings, L.P.
Buckeye Gulf Coast Holdings I, LLC
Buckeye Gulf Coast Holdings II, LLC
Buckeye Gulf Coast Pipe Lines, L.P.
Buckeye Terminals, LLC
NORCO Pipe Line Company, LLC
Everglades Pipe Line Company, L.P.
Laurel Pipe Line Company, L.P.
Wood River Pipe Lines LLC
Buckeye Pipe Line Transportation LLC
Buckeye Texas Pipe Line Company, L.P.
Buckeye NGL Pipe Lines LLC
Ferrysburg Terminal, LLC
Buckeye Gas Storage LLC
Lodi Gas Storage, L.L.C.*
Lodi Development, L.L.C.*
WesPac Pipelines — Reno, LLC

* This entity will become a Restricted Subsidiary upon the Lodi Closing.

EXHIBIT C

Schedule 9.03

Investments, Loans and Advances

Entity	Project Loans	Investments
WesPac Pipelines — Austin LLC	$0	$0

WesPac Pipelines — San Diego LLC	$4,515,689	$(1,114,636)

WesPac Pipelines — San Jose LLC	$0	$0

WesPac Pipelines — Memphis LLC	$48,471,363	$6,060,000

WesPac Pipelines — Tucson LLC	$0	$0

West Texas LPG Pipeline, Limited Partnership	$0	$31,479,073

West Shore Pipe Line Company	$0	$30,432,803

Muskegon Pipeline LLC	$0	$15,379,350

Transport 4	$0	$382,911

Buckeye Products Pipe Line, L.P.	$0	$17,266,963

Gulf Coast Pipe Line, L.P.	$0	$6,066,770
TOTALS	$52,987,052	$105,953,234